                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 17, 2003 (except Note 20, as to which the date is July , 2003) in Amendment No. 1 to the Registration Statement (Form S-1
No. 333-105559) and related Prospectus of Crystal Decisions, Inc.



                                        Ernst & Young LLP



Vancouver, Canada                       Chartered Accountants

July  , 2003


The foregoing consent is in the form that will be signed upon the completion of capital accounts described in Note 20 to the financial statements.


                                        /s/ Ernst & Young LLP



Vancouver, Canada                       Chartered Accountants

July 1, 2003